EXHIBIT 99.1

LightPath Technologies Reports Fiscal 2026 First Quarter Financial Results

ORLANDO, FL – November 11, 2025 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company," "we," or "our"), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal first quarter ended September 30, 2025.

Financial Summary:

	Three Months Ended September 30,
$ in millions	2025	2024	% Change
Revenue	$15.1	$8.4	79%
Gross Profit	$4.5	$2.8	58%
Operating Expenses	$7.0	$4.2	66%
Net Income (Loss)	$(2.9)	$(1.6)	(78)%
Adjusted EBITDA* (non-GAAP)	$0.4	$(0.2)	315%

First Quarter Fiscal 2026 & Subsequent Highlights:

•

Received a $4.8 million purchase order from an existing customer related to the supply of advanced infrared (“IR”) camera systems for public safety applications, for delivery in the Company's 2026 fiscal year.

•

Announced $18.2 million purchase order for IR cameras from a leading global technology customer expected to be delivered in CY 2026, and a follow-on $22.1 million purchase order for a second tranche expected to be delivered in CY 2027.

•

Secured $8.0 million strategic investment from Ondas Holdings and Unusual Machines to support LightPath's continued growth and leadership as a provider of IR imaging solutions to the growing drone/UAV sector.

•	Appointed former Luminar manufacturing executive Israel Piergiovanni as Vice President of Manufacturing to scale production across LightPath’s global footprint.
•

Appointed defense industry executive Mark Caylor to the Board of Directors, a former President of Northrop Grumman's Mission Systems Sector bringing Extensive defense industry expertise as Lightpath evolves into a mission-critical optics supplier of choice to Allied Militaries.

•	Commenced production of two high-end cooled IR camera products, redesigned from G5 Infrared LLC’s (“G5”) original design to utilize LightPath's Proprietary BlackDiamond™ Glass in place of Germanium.

Management Commentary

Sam Rubin, Chief Executive Officer of LightPath, said: "The first fiscal quarter of 2026 was highlighted by ongoing order momentum, validating our growth strategy as shown in our $90+ million order backlog as of today, which has further grown from $86 million as of the end of the first fiscal quarter. We continue to intentionally shift away from Germanium optics, expanding the adoption of our proprietary BlackDiamond™ glass across critical defense markets, while continuing to move up the value chain into fully integrated IR camera systems. We believe growing supply chain risks and increased defense spending in the U.S. and Europe will further drive growth across all of our infrared imaging solutions.

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“Orders over the last several months have demonstrated the growing demand for superior products with secure supply chains amid growing geopolitical uncertainty. Most recently we received a $4.8 million purchase order from an existing customer related to the supply of advanced infrared camera systems for public safety applications. In September we booked an initial $18.2 million IR camera order from a leading global technology customer, with a follow-on $22.1 million purchase order placed two weeks later. These orders reflect a continuous effort by our sales team to convert our prospective customer pipeline into orders, further growing our robust $90 million order backlog and enabling sustainable revenue growth through fiscal 2026 and beyond.

“During the quarter we also took the opportunity to strengthen our leadership with the appointment of veteran defense industry executive Mark Caylor to the Board of Directors. Mark brings over 35 years of experience driving profitable growth and leading large organizations. He recently retired as President of Northrop Grumman's Mission Systems Sector, a supplier of advanced sensing, processing, and communications technologies for defense and intelligence customers, with operations in the U.S. and Europe. His guidance, leveraging an extensive background across government, military, private and public sectors, and relationships on the side of defense primes, will help guide our vision forward.

"Looking ahead, we will continue to execute on our growth strategy, with a near-term laser focus on scaling deliveries against our backlog while concurrently converting our robust sales pipeline. We expect near-term follow-ons and additional program awards that will power sustainable revenue growth through fiscal 2026 and beyond as we strive to generate sustainable, long-term value for my fellow shareholders,” concluded Rubin.

First Quarter Fiscal 2026 Financial Results

Revenue for the first quarter of fiscal 2026 increased 79% to $15.1 million, compared to $8.4 million in the same quarter of the prior fiscal year. Revenue was split amongst the Company’s product groups in the first quarter of fiscal 2026 and the same quarter of the prior fiscal year as follows:

Product Group Revenue ($ in millions)**	First Quarter of Fiscal 2026	First Quarter of Fiscal 2025	% Change
Infrared ("IR") components	$4.3	$2.6	63%
Visible components	$3.8	$3.3	16%
Assemblies & modules	$5.9	$1.1	436%
Engineering services	$1.1	$1.4	(21)%

** Numbers may not foot due to rounding

Gross profit increased 58% to $4.5 million, or 30% of total revenues, in the first quarter of 2026, as compared to $2.8 million, or 34% of total revenues, in the same year-ago quarter. The difference in gross margin as a percentage of revenue was primarily due to certain non-recurring or end of life orders in the prior year period that had higher margins.

Operating expenses increased 66% to $7.0 million for the first quarter of fiscal 2026, as compared to $4.2 million in the same year-ago quarter. The increase was primarily due to the integration of G5 following its acquisition earlier this year, as well as increased sales and marketing spend to promote new products.

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The first quarter of fiscal 2026 also includes the fair value adjustment of $1.2 million related to the G5 earnout liability, which will continue to be adjusted through operating expenses until it is paid out.

Net loss in the first quarter of fiscal 2026 totaled $2.9 million, or $0.07 per basic and diluted share, as compared to $1.6 million, or $0.04 per basic and diluted share, in the same year-ago quarter.

Adjusted EBITDA* for the first quarter of fiscal 2026 was $0.4 million, compared to an adjusted EBITDA loss of $0.2 million for the same period year-ago quarter.

First Quarter Fiscal 2026 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, November 11, 2025, to discuss the Company's first quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q1 FY2026 Earnings Conference Call

Date: Tuesday, November 11, 2025

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Conference ID: 13756885

Webcast: LPTH Q1 FY2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Tuesday, November 25, 2025. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13756885. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

*Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA and adjusted EBITDA, which are non-GAAP financial measures. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization. We also calculate adjusted EBITDA, which excludes, as applicable: (1) stock compensation expenses; (2) the loss on extinguishment of debt; (3) the effect of the non-cash income or expense associated with the mark-to-market adjustments, related to the warrants; (4) the effect of non-cash income or expenses associated with the fair value adjustments related to the acquisition earnout liabilities; and (5) the effect of foreign exchange gains or losses.

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A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company's management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended September 30,
	2025	2024
Net loss	$(2,893,002)	$(1,622,745)
Depreciation and amortization	1,218,948	989,562
Income tax provision	81,270	15,636
Interest expense	268,853	149,360
EBITDA	$(1,323,931)	$(468,187)
Stock-based compensation	359,661	264,475
Change in fair value of acquisition liabilities	1,282,529	—
Foreign exchange loss	42,543	35,504
Adjusted EBITDA	$360,802	$(168,208)
% of revenue	2%	(2)%

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding: (i) expectations regarding our ability to obtain additional and fulfill existing purchase orders and additional program awards, as well as our ability to achieve sustainable revenue growth; (ii) our ability to execute on our growth strategy, including with respect to our ability to move towards fully integrated IR camera systems; (iii) expectations regarding growing supply chain risks and Chinese export restrictions on critical minerals; (iv) customer demand of our products; and (vi) our ability to  scale deliveries against our backlog while concurrently converting our sales pipeline. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	June 30,
Assets	2025	2025
Current assets:
Cash and cash equivalents	$11,507,418	$4,877,036
Trade accounts receivable, net of allowance of $30,005 and $24,495	9,594,379	9,455,310
Inventories, net	12,862,173	12,858,838
Prepaid expenses and deposits	1,178,776	1,142,661
Other current assets	12,350	40,150
Total current assets	35,155,096	28,373,995

Property and equipment, net	15,016,029	15,864,061
Operating lease right-of-use assets	7,688,839	7,429,378
Intangible assets, net	15,537,398	15,987,923
Goodwill	13,753,921	13,753,921
Deferred tax assets, net	22,241	22,571
Other assets	86,726	73,917
Total assets	$87,260,250	$81,505,766
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,499,734	$7,421,430
Accrued liabilities	8,225,366	5,686,396
Accrued payroll and benefits	2,343,821	2,359,152
Operating lease liabilities, current	1,338,632	1,254,062
Loans payable, current portion	144,143	172,567
Finance lease obligation, current portion	202,328	206,518
Total current liabilities	17,754,024	17,100,125

Deferred tax liabilities, net	152,985	152,760
Accrued liabilities, noncurrent	4,500	823,000
Finance lease obligation, less current portion	370,422	421,363
Operating lease liabilities, noncurrent	8,440,693	8,326,250
Loans payable, less current portion	4,867,298	4,804,990
Total liabilities	31,589,922	31,628,488

Commitments and Contingencies

Series G Convertible Preferred Stock; $0.01 par value	$34,232,510	$34,232,510

Stockholders’ equity:
Preferred stock: Series D, $.01 par value, voting; 500,000 shares authorized; none issued and outstanding	—	—
Common stock: Class A, $.01 par value, voting; 94,500,000 shares authorized; 44,670,213 and 42,949,307 shares issued and outstanding	446,702	429,493
Additional paid-in capital	253,529,806	244,953,346
Accumulated other comprehensive income	1,071,069	978,686
Accumulated deficit	(233,609,759)	(230,716,757)
Total stockholders’ equity	21,437,818	15,644,768
Total liabilities, convertible preferred stock and stockholders’ equity	$87,260,250	$81,505,766

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended
	September 30,
	2025	2024
Revenue, net	$15,058,281	$8,400,381
Cost of sales	10,575,709	5,555,952
Gross profit	4,482,572	2,844,429
Operating expenses:
Selling, general and administrative	4,383,870	3,270,583
New product development	867,428	476,441
Amortization of intangible assets	450,524	395,776
Change in fair value of acquisition liabilities	1,282,529	—
Loss on disposal of property and equipment	3,999	78,437
Total operating expenses	6,988,350	4,221,237
Operating loss	(2,505,778)	(1,376,808)
Other expense:
Interest expense, net	(268,853)	(149,360)
Other expense, net	(37,101)	(80,941)
Total other expense	(305,954)	(230,301)
Loss before income taxes	(2,811,732)	(1,607,109)
Income tax provision	81,270	15,636
Net loss	$(2,893,002)	$(1,622,745)
Foreign currency translation adjustment	527,619	(119,009)
Comprehensive loss	$(2,365,383)	$(1,741,754)
Loss per common share (basic)	$(0.07)	$(0.04)
Number of shares used in per share calculation (basic)	43,287,933	39,561,480
Loss per common share (diluted)	$(0.07)	$(0.04)
Number of shares used in per share calculation (diluted)	43,287,933	39,561,480

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

	Temporary Equity					Accumulated
	Series G Convertible		Class A		Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2025	24,956	$34,232,510	42,949,307	$429,493	$244,953,346	$978,686	$(230,716,757)	$15,644,768
Issuance of common stock for:	—	—
Exercise of stock options, RSUs & RSAs, net	—	—	8,583	86	(86)	—	—	—
Issuance of common stock under private equity placement	—	—	1,600,000	16,000	7,878,045	—	—	7,894,045
Issuance of common stock for acquisition of Visimid	—	—	112,323	1,123	348,877	—	—	350,000
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	349,624	—	—	349,624
Foreign currency translation adjustment	—	—	—	—	—	92,383	—	92,383
Net loss	—	—	—	—	—	—	(2,893,002)	(2,893,002)
Balances at September 30, 2025	24,956	$34,232,510	44,670,213	$446,702	$253,529,806	$1,071,069	$(233,609,759)	$21,437,818

Balances at June 30, 2024	—	—	39,254,643	$392,546	$245,140,758	$509,936	$(215,843,575)	$30,199,665
Issuance of common stock for:
Employee Stock Purchase Plan	—	—	8,232	82	10,290	—	—	10,372
Exercise of stock options, RSUs & RSAs, net	—	—	70,309	703	(703)	—	—	—
Issuance of common stock for acquisition of Visimid	—	—	279,553	2,796	318,562	—	—	321,358
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	264,475	—	—	264,475
Foreign currency translation adjustment	—	—	—	—	—	271,594	—	271,594
Net loss	—	—	—	—	—	—	(1,622,745)	(1,622,745)
Balances at September 30, 2024	—	—	39,612,737	$396,127	$245,733,382	$781,530	$(217,466,320)	$29,444,719

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LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,893,002)	$(1,622,745)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,218,948	989,562
Interest from amortization of loan issuance costs	38,312	45,833
Amortization of fair value of loan	52,544	—
Change in fair value of acquisition earnout liabilities	1,282,529	—
Loss on disposal of property and equipment	3,999	78,437
Stock-based compensation on stock options, RSUs & RSAs, net	359,661	264,475
Provision for credit losses	(5,390)	—
Change in operating lease assets and liabilities	(60,448)	(25,779)
Inventory write-offs to allowance	—	21,770
Deferred taxes	555	5,558
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	(133,679)	(267,909)
Other current assets	27,800	128,959
Inventories	(3,335)	(260,915)
Prepaid expenses and deposits	127,786	(91,079)
Accounts payable and accrued liabilities	(1,159,122)	(966,368)
Net cash used in operating activities	(1,142,842)	(1,700,201)

Cash flows from investing activities:
Purchase of property and equipment	(77,014)	(79,732)
Proceeds from sale of equipment	—	10,648
Net cash used in investing activities	(77,014)	(69,084)

Cash flows from financing activities:
Proceeds from sale of common stock from Employee Stock Purchase Plan	—	10,372
Proceeds from issuance of common stock under private equity placement, net of fees	7,894,045	—
Deferred payment for acquisition of Visimid	—	(125,000)
Borrowings on loans payable	—	3,000,000
Loan issuance costs	—	(300,000)
Payments on loans payable	(57,107)	(53,695)
Repayment of finance lease obligations	(55,398)	(43,444)
Net cash provided by financing activities	7,781,540	2,488,233
Effect of exchange rate on cash and cash equivalents	68,698	81,421
Change in cash, cash equivalents	6,630,382	800,369
Cash, cash equivalents, beginning of period	4,877,036	3,480,268
Cash, cash equivalents, end of period	$11,507,418	$4,280,637

Supplemental disclosure of cash flow information:
Interest paid in cash	$177,963	$20,990
Income taxes paid	$56,282	$16,903
Supplemental disclosure of non-cash investing & financing activities:
Operating right-of-use assets acquired in exchange for operating lease liabilities	$435,733	—
Issuance of common stock for acquisition of Visimid	$350,000	$350,000

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